Exhibit 15

May 5, 2008

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated April 22, 2008 on our review of interim financial information of United Technologies Corporation (the “Corporation”) for the three month periods ended March 31, 2008 and 2007 and included in the Corporation’s quarterly report on Form 10-Q for the quarter ended March 31, 2008 is incorporated by reference in its Registration Statement on Form S-8 dated May 5, 2008.

Very truly yours,

/s/ PricewaterhouseCoopers LLP